Exhibit 99.1

Odyssey Health, Inc. Provides Update on Company and the Progress of Concussion Drug Development

Las Vegas, Nevada, Nov. 23, 2022 (GLOBE NEWSWIRE) -- Odyssey Health, Inc. (OTC: ODYY), f/k/a Odyssey Group International, Inc., a company focused on developing unique, life-enhancing medical products, today presents a Company update and recap of its concussion drug development program. Concussions represent an ‘unmet’ medical need and affect tens of millions worldwide.

Odyssey acquired the intellectual property and all rights to the concussion drug in March 2021. Since the acquisition, Odyssey has added key industry experts to its management, made significant progress in the drug development program, and completed a Phase I human clinical trial. Key successes include:

•	Adding two key executives to the management team that have pertinent pharmaceutical experience bringing drugs through the clinical process and to the market.

•	Completion of FDA-required IND enabling studies for a Phase I human trial. This work was performed in partnership with multiple GMP/GLP third party vendors.

•	Development of a nanoparticle spray-dried formulation for intranasal delivery to enhance brain uptake. This work was performed in partnership with our UK partner under GMP regulations.

•	Development and GMP manufacture of our novel breath-propelled intranasal delivery device with our California based engineering partner.

•	Patent application filed for our novel breath-propelled intranasal delivery device.

•	Contracted with world-class contract research organizations, Avance Clinical Pty, Ltd. and Nucleus Networks to conduct the Phase I clinical trial.

•	Excellent compliance of our breath-propelled intranasal delivery device in the Phase I trial.

•	Completion of the Phase I human clinical trial, proving the drug is safe and well tolerated.

•	Phase I human clinical trial showed no drug accumulation through the 10-day patient follow-up visit.

•	Ongoing drug stability at elevated temperatures showing no degradation.

•	Raised over $5 million to support the company and its development efforts and access to an equity line with Lincoln Park Capital for up to $10 million.

About Odyssey Health Inc. (formerly Odyssey Group International, Inc.)

Odyssey Health Inc. (OTC: ODYY) is a medical company with a focus in the area of life-saving medical solutions. Odyssey's corporate mission is to create, acquire and develop distinct assets, intellectual property, and exceptional technologies that provide meaningful medical solutions. The company is focused on areas that have an identified technological advantage, provide superior clinical utility, and have a substantial market opportunity. For more information, visit the company’s website at www.odysseyhealthinc.com

We encourage our shareholders to visit our corporate social media accounts for updates:

https://twitter.com/OdysseyHealth1
https://www.facebook.com/odysseyhealthinc
https://www.linkedin.com/company/odysseyhealthinc
https://www.youtube.com/channel/UCsS--v0od_fYIBu2tvqmj9Q

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About Our Drug Candidate

Our drug candidate is a fully synthetic non-naturally occurring neurosteroid being developed for the treatment of moderate traumatic brain injury. In preclinical studies, the drug has demonstrated equivalent, if not superior, neuroprotective effects compared to related neurosteroids. Animal models of concussion demonstrated that the drug reduces the behavioral pathology associated with brain injury symptoms such as memory impairment, anxiety, and motor/sensory performance. Additionally, the drug is lipophilic and in pre-clinical studies has shown it can easily cross the blood-brain barrier to rapidly eliminate swelling, oxidative stress and inflammation in the brain while restoring proper blood flow. Our novel breath-propelled, intranasal brain-drug delivery device is designed with a novel drug dispensing system that creates an effective airflow for depositing concentrated drug deep into the nasal cavity and onto the olfactory region, this could allow for quick and direct diffusion into the brain.

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including our ability to continue to raise needed funds, successfully complete additional clinical studies, our ability to successfully develop products, rapid changes in our markets, changes in demand for our future products, and legislative, regulatory, competitive developments and general economic conditions.

Inquiries:
Odyssey Health
info@odysseyhealthinc.com

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